EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-59154, 333-103376, 333-0108929, and 333-107814) and Form S-8 (Registration Nos. 333-52620, 333-91434, 333-99853 333-103242, 333-117763, 333-119767 and 333-138328) of Mercantile Bank Corporation of our reports dated February 25, 2008 relating to the consolidated financial statements and the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
March 13, 2008

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